Exhibit 1.1

Shares

US Federal Properties Trust, Inc.

Common Stock

($0.001 Par Value)

EQUITY UNDERWRITING AGREEMENT

October     , 2010

Deutsche Bank Securities Inc.

UBS Securities LLC

As Representatives of the

    Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

US Federal Properties Trust, Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for which you are acting as representatives (the “Representatives”) an aggregate of                      shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to                      additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (i) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (ii) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Representatives have agreed to reserve up to 1.0% of the Firm Shares to be purchased by the Underwriters under this Agreement for sale to the Company’s directors, officers and other employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Underwriters pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

At or promptly following the Closing Date (as defined below), the Company will complete a series of actions and transactions (the “Formation Transactions”) described in the Registration Statement (as defined below), the General Disclosure Package (as defined below) and the Prospectus under the captions “Prospectus Summary—Our Organizational Structure” and “Certain Relationships and Related Party Transactions.” The properties to be contributed to, or acquired by, directly or indirectly, US Federal Properties Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), upon consummation of the Formation Transactions as described in the Registration Statement, the General Disclosure Package and the Prospectus are hereinafter collectively called the “Properties.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

The Company and the Operating Partnership, jointly and severally, represent and warrant to each of the Underwriters as follows:

(a) A registration statement on Form S-11 (File No. 333-166799) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, all as finally amended, revised and, to the extent applicable, made effective by the Commission, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus, has become effective, and is effective, under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to, and within the time limits described in Rule 424(b), under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(b) As of the Applicable Time (as defined below), the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means                      (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” means the Preliminary Prospectus relating to the Shares, dated September 22, 2010, that is included in the Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, develop or lease its Properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into or perform its obligations under this Agreement and each of the agreements set forth on Schedule IV to this Agreement (collectively, the “Formation Transaction Documents”) to which it is a party. The Operating Partnership is the only direct subsidiary of the Company. The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, with limited partnership power and authority to own, develop or lease its properties, including the Properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into or perform its obligations under this Agreement and each of the Formation Transaction Documents to which it is a party. Each of the subsidiaries of the Operating Partnership (each an “OP subsidiary” and, collectively, the “OP Subsidiaries”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own, develop or lease its properties, including the Properties owned or to be owned by it, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into or perform its obligations under each of the Formation Transaction Documents to which it is a party. The Operating Partnership and the OP Subsidiaries are herein collectively referred to as the “Subsidiaries.” Each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.

(d) The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not: (i) issued any securities, warrants, options or equity awards or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) other than with respect to the OP Units disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no capital stock of the Company is reserved for any purpose, (ii) there are no outstanding securities, warrants or options convertible into or exchangeable or exercisable for capital stock of the Company, and (iii) there are no outstanding warrants, options or other rights (preemptive or otherwise) to acquire, purchase or subscribe for capital stock of the Company.

(e) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to preemptive or other similar rights of any stockholder of the Company or any other person. No holder of Shares will be subject to personal liability by reason of being such a holder. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights in the Company’s organizational documents and applicable law. The form of certificate for the Shares conforms to Maryland law and to the requirements of the Company’s organizational documents and the New York Stock Exchange (the “NYSE”).

(f) The units of partnership interest in the Operating Partnership (the “OP Units”) to be issued in connection with the Formation Transactions, including, without limitation, OP Units to be issued to the Company, have been duly authorized by the Operating Partnership and the Company as its general partner for issuance to those persons receiving such OP Units and, when issued and delivered by the Operating Partnership pursuant to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”) and the applicable Formation Transaction Documents, will be validly issued and fully paid. The issuance of the OP Units is not subject to preemptive or other similar rights of any partner of the Operating Partnership or any other person. The offer, issuance and sale by the Operating Partnership of the OP Units are exempt from the registration requirements of the Act and applicable securities, real estate syndication and blue sky laws of any U.S. state or non-U.S. jurisdiction. The OP Units conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the Operating Partnership Agreement and applicable law. There are no outstanding OP Units other than the OP Units to be issued in connection with the Formation Transactions as described in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities, warrants or options convertible into or exchangeable or exercisable for any OP Units, and (iii) there are no outstanding warrants, options or other rights (preemptive or otherwise) to acquire, purchase or subscribe for OP Units or other partnership interests.

(g) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary other than the Operating Partnership have been or will be, when issued upon consummation of the Formation Transactions, duly authorized, validly issued and fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are or will be, upon consummation of the Formation Transactions, owned by the Company, either directly or through Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interest, claim, mortgage, pledge, liens, encumbrance or other restriction of any kind. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no capital stock or other ownership interests of any Subsidiary other than the Operating Partnership are reserved for any purpose, (ii) there are no outstanding securities, warrants or options convertible into or exchangeable or exercisable for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership, and (iii) there are no outstanding warrants, options or other rights (preemptive or otherwise) to acquire, purchase or subscribe for capital stock or other ownership interests of any Subsidiary other than the Operating Partnership.

(h) Each of this Agreement, the Operating Partnership Agreement has been, and the Formation Transaction Documents will be, duly authorized, executed and delivered by each of the Company and the Subsidiaries party thereto (and, to the knowledge of the Company and the Operating Partnership with respect to the Formation Transaction Documents, by each other party thereto) and constitutes, or, in the case of the Formation Transaction Documents, will constitute, a valid and legally binding agreement of each of the Company and the Subsidiaries, enforceable against each of the Company and the Subsidiaries in accordance with its terms, except to the extent that such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors or (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law. Each of the Operating Partnership Agreement and the Formation Transaction Documents conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Commission has not issued a stop order with respect to the Registration Statement or an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any other regulatory authority. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not include, and will not include, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(j) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(k) Neither the Company nor the Operating Partnership has, directly or indirectly, distributed or will distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(l) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(m) The combined financial statements of US Federal Properties Trust Predecessor (the “Predecessor”) included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Predecessor at the dates indicated and the combined statements of operations, combined statements of ownership interests and combined statements of cash flows of the Predecessor for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, relating to the Predecessor present fairly in accordance with GAAP the information required to be stated therein. The balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; said balance sheet has been prepared in conformity with GAAP. The supporting schedules, if any, relating to the Company present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Predecessor included therein. The statements of revenues and certain operating expenses of 12445 E. Caley Ave., Centennial, CO, the Rainier Portfolio, 2206 N. John Redditt Dr., Lufkin, TX, the Texas SSA Portfolio, 1201 N. Mitsubishi Motorway, Bloomington, IL, 2450 N. Highway 118, Alpine, TX, 6680 Corporate Center Boulevard, Orlando, FL and 9300 Belvedere Rd., Royal Palm Beach, FL, which are included in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K of the Act, to the extent applicable.

(n) BDO USA, LLP (formerly known as BDO Seidman, LLP), which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is and has been no (i) material weakness in the Company’s internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, which become applicable to the Company in the future.

(q) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which is required by the Act or the Rules and Regulations to be disclosed in the Registration Statement and the Prospectus or which, if determined adversely to the Company or any of the Subsidiaries, would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, Properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) Upon consummation of the Formation Transactions, the Company or the Subsidiaries will have good and insurable fee simple, or leasehold, title to the Properties (as reflected in the Registration Statement, the General Disclosure Package and the Prospectus) free and clear of any perfected security interest or any other security interest, claim, mortgage, pledge, lien, encumbrance or other restriction of any kind, except (i) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) those that do not materially interfere with the use made and proposed to be made of such Property by the Company and the Subsidiaries or (iii) those that would not, individually or in the aggregate, have a Material Adverse Effect. Upon consummation of the Formation Transactions, the Properties will not be subject to any third party ownership interests other than the ground lease agreement described in the Registration Statement, the General Disclosure Package and the Prospectus, and no person will have any interest in any Property or right to occupy the same except under and pursuant to (a) the provisions of the leases therefor, (b) the provisions of such ground lease, (c) licenses entered into by the Company or the Subsidiaries in the ordinary course of their respective businesses or (d) mortgages, pledges, liens, security interests, claims, restrictions and encumbrances described above. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to all statements relating thereto set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(s) Neither the Company nor any Subsidiary knows of any violation of any federal, state or local law, rule or regulation concerning any real property or any part thereof that upon completion of the transactions contemplated by this Agreement will be owned, by or under contract to be acquired, by the Company or the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The Company has disclosed in the Registration Statement, the General Disclosure Package and the Prospectus with an adequate amount of detail all options and rights of first offer or refusal to purchase all or part of any property (including any Property) or any interest therein that will be in existence upon the consummation of the transactions contemplated by this Agreement. Each of the Properties complies in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title. Neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened, and, in each case, which if consummated would, individually or in the aggregate, have a Material Adverse Effect. All mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets (including the Properties) of the Company and any of the Subsidiaries are described in the Registration Statement, the General Disclosure Package or the Prospectus. There does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Property or, to the Company’s or the Subsidiaries’ knowledge, any state of facts or circumstances or condition or event which would, with the giving of notice or passage of time, or both, constitute such a violation. The developments or improvements comprising any portion of each Property (the “Developments and Improvements”) are free of any and all material physical, mechanical, structural, design or construction defects and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of material defects.

(t) Except as (i) disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, no lessee of any portion of any of the Properties is in default under any of the leases for such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases.

(u) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, upon consummation of the transactions contemplated by this Agreement, there will be no loans encumbering the Properties, except for the mortgage and construction loans encumbering certain of the Properties, and such loans are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any Subsidiary, (ii) cross-defaulted to any other indebtedness of the Company or any of the Subsidiaries, or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.

(v) Each of the Properties has full, practical and legal access to public roads and is served by all utilities necessary for its use as described in the Registration Statement, General Disclosure Package and the Prospectus. All public utilities necessary to the use and enjoyment of each of the Properties in the manner described in the Prospectus are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property, subject to such exceptions which would not, individually or in the aggregate, have a Material Adverse Effect. All roads necessary for the use of each of the Properties as described in the Registration Statement, the General Disclosure Package and the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities.

(w) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any Subsidiary of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which have not been described therein.

(x) Neither the Company nor any Subsidiary has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew, any of the Formation Transaction Documents or any of the contracts or agreements with any tenants, including any such contract or agreement filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the knowledge of the Company, any other party to any such contract or agreement.

(y) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed (except in any case where the failure to file would not have a Material Adverse Effect) and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP or which would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(z) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, Properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and such changes and transactions that are described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(aa) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, (i) in violation of the articles of incorporation or bylaws of the Company or the organizational documents of the Subsidiaries or (ii) in violation of or in default under any note, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any the Properties, is bound unless, solely with respect to this clause (ii), such violation or default would not have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the Formation Transaction Documents and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the Properties are bound, or of the articles of incorporation or bylaws of the Company or organizational documents of the Subsidiaries or any law, order, rule or regulation judgment, order, writ or decree of any court or of any government or any regulatory, administrative or other governmental body having jurisdiction applicable to the Company or any Subsidiary.

(bb) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Subsidiaries of this Agreement, the Operating Partnership Agreement and each Formation Transaction Document to which the Company or any Subsidiary is a party and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under the securities, real estate syndication or blue sky laws of any U.S. state or non-U.S. jurisdiction) has been obtained or made and is in full force and effect.

(cc) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of the business of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on the business of the Company and the Subsidiaries taken as a whole in all material respects. Neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or any Subsidiary except as described in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any subsidiary is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person except as described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or any of the Company’s directors, officers or other employees or otherwise in violation of the rights of any persons. Neither the Company nor any Subsidiary has received any written or oral communications alleging that the Company or any Subsidiary has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company or any Subsidiary.

(dd) No labor disturbance by or dispute with employees of the Company and the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Subsidiaries’ principal suppliers, contractors, tenants or customers, except as would not have, individually or in the Aggregate, a Material Adverse Effect

(ee) Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(ff) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(gg) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act). The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ii) Commencing with the Company’s short taxable year ending December 31, 2010, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and the Company will elect to be taxed as a REIT under the Code, effective for its short taxable year ending December 31, 2010. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2010 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and the Company’s organization and proposed method of operation (inasmuch as they relate to the ability of the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(jj) The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership taxable as a corporation or an association or corporation.

(kk) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ll) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective Properties and as is customary for companies engaged in similar businesses.

(mm) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability. The Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is maintained pursuant to a prototype document for which the Internal Revenue Service previously issued an opinion letter and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(oo) The Company and the Subsidiaries have received and reviewed environmental reports on each Property. Except as (i) otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) would not be reasonably likely to result in a Material Adverse Effect: (A) the Properties are in compliance with, and neither the Company nor the Subsidiaries will have, upon consummation of the Formation Transactions, any liability with respect to the Properties under, applicable Environmental Laws (as defined below); (B) neither the Company nor the Subsidiaries has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Property; (C) neither the Company nor the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Property; (D) neither the Company nor the Subsidiaries has received any written notice of, or has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any applicable Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Property or arising out of the conduct of the business of the Company or the Subsidiaries at the Properties; (E) none of the Properties is included or, to the knowledge of the Company and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such Properties pursuant to any other applicable Environmental Law; and (F) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, the Subsidiaries or the Properties. As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold an any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products and asbestos-containing materials. As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may have been amended to the date when this representation is made, and the regulations promulgated pursuant to any of the foregoing.

(pp) Upon consummation of the Formation Transactions, the Company and/or the Subsidiaries will carry or will be entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(qq) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(rr) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(ss) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of applicable law.

(tt) As of the date of the initial filing of the registration statement referred to in Section 1(a), there were no outstanding personal loans made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company or any Subsidiary.

(uu) None of the information on (or hyperlinked from) the Company’s website at www.usfptrust.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Company does not maintain or support any website other than www.usfptrust.com.

(vv) The Company is not prohibited, directly or indirectly, from paying dividends or making the other distributions to its stockholders. No Subsidiary is prohibited, directly or indirectly, from paying any dividends or making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying any loans or advances to such Subsidiary from the Company or any other Subsidiary or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(ww) None of the Company, any of the Subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(yy) (i) None of the Company, any Subsidiary or, to the knowledge of the Company and the Operating Partnership, any director, officer, employee, agent, affiliate or representative acting on behalf of the Company and any Subsidiary, is a person that is, or is owned or controlled by a person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Neither the Company nor any Subsidiary will or will permit any other Subsidiary to, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person: (A) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or            (B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Neither the Company nor any Subsidiary has for the past five years knowingly engaged in, is now knowingly engaged in or will engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(zz) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(aaa) The Company has not offered, or caused the Underwriters or their affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a tenant, customer or supplier of the Company or any Subsidiary to alter the tenant’s, customer’s or supplier’s level or type of business with the Company or any Subsidiary, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(bbb) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, the Subsidiaries or their affiliates (i) have any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intend to use any of the net proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(ccc) Neither the Company nor any Subsidiary has offered, sold or issued, or agreed to offer, sell or issue, any securities that would be integrated with the offering and sale of the Shares pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ddd) The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement or the Formation Transaction Documents, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(eee) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, shareholders, partners, customers or suppliers of the Company or the Subsidiaries, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described. The Company and the Subsidiaries have not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or officer of the Company or the Subsidiaries, or to or for any family member or affiliate of any such director or officer.

(fff) None of the Company, the Subsidiaries, or any of their affiliates, stockholders, members, partners, directors, officers, members of management or other employees has any interest, direct or indirect, in Rainier Capital Acquisitions, LP, the entity selling Properties to Rainier Capital Acquisitions, LP or any of the other entities selling to the Company or the Subsidiaries the Properties described in the Prospectus under the caption “Business and Properties—Our Acquisition Properties.”

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $             per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, and from time to time, thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE COMPANY.

The Company and the Operating Partnership, jointly and severally, covenant and agree with the several Underwriters that:

(a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(f) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as and if they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) No offering, sale, contract to sell or other disposition of, or transaction that is designed to, or could reasonably be expected to, result in the disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock (including OP Units) or derivative of Common Stock (or agreements for such) will be made for a period of one year after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives. The foregoing sentence shall not apply to (i) the Shares sold pursuant to this Agreement, (ii) any shares of Common Stock or options to purchase shares of Common Stock issued under the US Federal Properties Trust, Inc. 2010 Long Term Incentive Plan (the “Plan”), (iii) any shares of Common Stock sold pursuant to the exercise of option or other awards granted pursuant to the Plan and (iv) the issuance of Common Stock in connection with an acquisition, strategic partnership or joint venture or collaboration; provided that no more than an aggregate of 5% of the number of shares of Common Stock outstanding as of the Closing Date are issued in connection with clause (iv); and provided, further, that the Representatives receive a signed Lockup Agreement (as defined below) in substantially the form of Exhibit A to this Agreement for the balance of the one year restricted period from the recipients receiving shares of Common Stock in connection with clauses (ii), (iii) and (iv). Notwithstanding the foregoing, if (1) during the last 17 days of the one year restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the one year restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the one year restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

(k) The Company will use its best efforts to qualify and to elect to qualify as a REIT, effective as of the first day of its short taxable year ending December 31, 2010 and thereafter will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(l) The Company will use its best efforts to list the Shares on the NYSE.

(m) The Company has caused (i) each officer and director of the Company, (ii) each holder of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units) or derivatives of Common Stock and (iii) each Participant that purchases Directed Shares to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(n) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(q) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(r) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, the blue sky survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the listing fee of the NYSE; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or blue sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and the Subsidiaries. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Gregory Kaplan, PLC, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially in the form of Exhibit B.

(c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Hunton & Williams LLP, special tax counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Exhibit C.

(d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Venable LLP, special Maryland counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially in the form of Exhibit D.

(e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion; Sidley Austin LLP may rely as to all matters governed other than by the laws of the State of New York or federal securities laws on the opinions of counsel referred to in Paragraph (d) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel that have caused them to believe that (i) the Registration Statement, or any amendment thereto, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) or at the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, or any amendment or supplement thereto, as of the date of issue, or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need make no statement as to financial statements, related schedules and other financial data included therein or omitted therefrom). With respect to such statement, Sidley Austin LLP may state that their belief is based upon the procedures set forth therein but is without independent check and verification

(f) The Representatives shall have received at or prior to the Closing Date from Sidley Austin LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(g) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of BDO Seidman, LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, Properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(i) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the NYSE.

(k) The Lockup Agreements described in Section 4(j) are in full force and effect.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) All of the Formation Transaction Documents shall have been duly authorized, executed and delivered contemporaneously with or prior to the sale of the Shares.

(n) All necessary documentation with respect to the acquisition of the Properties shall have been executed and held in escrow.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Sidley Austin LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a) The Company and the Operating Partnership, jointly and severally, agree:

(i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and

(ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Reserved.

(c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, the Operating Partnership, each of the Company’s directors, each of the Company’s officers who have signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, the Operating Partnership or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, the Operating Partnership or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (c) or (e) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (c) or (e). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to, upon advice of counsel, actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (e) and by the Company or the Operating Partnership in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) The Company and each Subsidiary, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless each Representative, it directors, officers, affiliates and each person, if any, who controls either Representative or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the applicable Representative.

(f) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (c) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, the Operating Partnership or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to US Federal Properties Trust, Inc., 4705 Central Street, Kansas City, Missouri 64112; Attention: Richard Baier.

11.	TERMINATION.

This Agreement may be terminated by you by notice to the Company:

(a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, Properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Securities, or (iii) suspension of trading in securities generally on the NYSE or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either the NYSE or the NASDAQ Global Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Common Stock by the NYSE, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the [—] and [—] paragraphs under the caption “Underwriting” in the Prospectus.

14.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to the your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

US Federal Properties Trust, Inc.

By

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC. UBS SECURITIES LLC

As Representatives of the several Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By
Authorized Officer

By
Authorized Officer

By:	UBS Securities LLC

By
Authorized Officer

By
Authorized Officer

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